Exhibit 99.2
[FORM OF]
THOMAS WEISEL PARTNERS GROUP, INC.
EQUITY INCENTIVE PLAN PERFORMANCE AWARD AGREEMENT

Thomas Weisel Partners Group, Inc., a Delaware corporation (the “Company”), hereby establishes on this 6th day of August, 2008 to the “Participant” this Performance Award of Restricted Stock Units (“RSUs”) pursuant to the Thomas Weisel Partners Group, Inc., Second Amended and Restated Equity Incentive Plan (the “Plan”) upon the following terms and conditions:

Name of Participant: [insert]

Performance Period: July 1, 2010 to June 30, 2011

Grant Date: August 6, 2008

Maximum Number of RSUs: [insert] RSUs. Any RSUs that do not vest in accordance with the Vesting Criteria set forth below will be forfeited.

Vesting Criteria: Vesting of the RSUs granted hereunder will be in accordance with the following:

(x) a number of RSUs equal to (a) one-third of the Maximum Number of RSUs multiplied by (b) the percentage satisfaction of Performance Measure #1, will vest based on Performance Measure #1; and

(y) a number of RSUs equal to (a) one-third of the Maximum Number of RSUs multiplied by (b) the percentage satisfaction of Performance Measure #2, will vest based on Performance Measure #2; and

(z) a number of RSUs equal to (a) one-third of the Maximum Number of RSUs multiplied by (b) the percentage satisfaction of Performance Measure #3, will vest based on Performance Measure #3.

Performance Measure #1 is GAAP revenue divided by the number of employees of the Company and its subsidiaries and affiliates over the Performance Period (with the number of employees of the Company and its subsidiaries to be equal to the average of the number of such employees measured at each calendar quarter end during the Performance Period). If Performance Measure #1 is:
•	$1,000,000 or more, then Performance Measure #1 will be deemed 100% satisfied;
•	$0, then Performance Measure #1 will be deemed 0% satisfied; and
•	Between $0 and $1,000,000, then Performance Measure #1 will be deemed satisfied on percentage basis equal to the amount of (i) Performance Measure #1 divided by (y) $1,000,000.

Performance Measure #2 is GAAP net income margin over the Performance Period. If Performance Measure #2 is:
•	10% or more, then Performance Measure #2 will be deemed 100% satisfied;
•	0% or less, then Performance Measure #2 will be deemed 0% satisfied; and
•	Between 0% and 10%, then Performance Measure #2 will be deemed satisfied on percentage basis equal to the amount of (i) Performance Measure #2 divided by (y) 10%.

Performance Measure #3 is GAAP return on equity over the Performance Period (with return on equity to be calculated by dividing GAAP net income for the Performance Period by the average of GAAP shareholders’ equity measured at each calendar quarter end during the Performance Period). If Performance Measure #3 is:
•	20% or more, then Performance Measure #3 will be deemed 100% satisfied;
•	0% or less, then Performance Measure #3 will be deemed 0% satisfied; and
•	Between 0% and 20%, then Performance Measure #3 will be deemed satisfied on percentage basis equal to the amount of (i) Performance Measure #3 divided by (y) 20%.

Vesting/Delivery Date: Any RSUs that vest in accordance with the Vesting Criteria set forth above will vest on August 6, 2011 and the underlying Shares will be delivered as soon as administratively practicable thereafter.

1.
This Award is subject to all terms and conditions of this Agreement and the Plan. The terms of the Plan are hereby incorporated by reference. Capitalized terms not otherwise defined herein shall have the meaning assigned to such term in the Plan. Notwithstanding the terms of the Plan, the Participant does not have the option to elect to defer the receipt or payment of any portion of this Award beyond the Vesting/Delivery Date described above.

2.
Each RSU represents an unfunded and unsecured promise of the Company to deliver a future payment equal to the Fair Market Value of one Share at the time of such payment. Such payment may, at the Committee’s election, be in cash or Shares or a combination thereof.

3.
Notwithstanding the terms of the Plan, this Agreement and any individual written employment or severance agreement between you and the Company, if you incur a termination of employment with Thomas Weisel Partners (as a result of death, disability, retirement or otherwise) or give notice of any intention to terminate employment prior to the vesting of any Performance Award hereunder, all of such unvested Performance Award shall be forfeited upon the earlier of such termination or such giving of notice.

4.
The Committee may in its sole discretion withhold from the payment to you hereunder a sufficient amount (in cash or Shares) to provide for the payment of any taxes required to be withheld by federal, state or local law with respect to income resulting from such payment. You have been advised to review with your own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. You are relying solely on such advisors and not on any statements or representations of the Company or any of its agents. You understand that you (and not the Company) shall be responsible for your own tax liability that may arise as a result of the matters contemplated by this Agreement.

5.	The Company shall have the right to offset against any obligation to deliver cash, RSUs or Shares to you, any outstanding amounts then owed by you to the Company.

6.
An RSU does not represent an equity interest in the Company, and carries no voting or dividend rights. You will not have any rights of a shareholder with respect to the RSUs until the Shares have been delivered to you.

7.
Notices hereunder and under the Plan, if to the Company, shall be delivered to the Plan administrator (as so designated by the Company) or mailed to the Company’s principal office, One Montgomery Street, San Francisco, California 94104, attention of General Counsel, or, if to you, shall be delivered to you or mailed to your address as the same appears on the records of the Company.

8.
All decisions and interpretations made by the Board of Directors or the Committee with regard to any question arising hereunder or under the Plan shall be binding and conclusive on all persons. In the event of any inconsistency between the terms hereof and the provisions of this Agreement and the Plan, this Agreement shall govern.

9.	By accepting this Award, you acknowledge receipt of a copy of the Plan, and agree to be bound by the terms and conditions set forth in this Agreement and the Plan, as in effect from time to time.

10.
By accepting this Award, you further acknowledge that the federal securities laws and/or the Company’s policies regarding trading in its securities may limit or restrict your right to buy or sell Shares, including, without limitation, sales of Shares acquired in connection with your RSUs. You agree to comply with such federal securities law requirements and Company policies, as such laws and policies are amended from time to time.

11.
The Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate the Award granted under this Agreement, provided, however, that no such action shall impair the rights of a Participant or holder or beneficiary of any Award under this Agreement without the consent of such Participant or holder or beneficiary of any Award.

12.
Nothing in this Agreement alters your status as an "at will" employee or confers on you any right to continue in the employ of the Company, or shall interfere with or restrict rights of the Company, which are hereby expressly reserved, to discharge you at any time, with or without cause.

13.
The Plan, this Agreement and any individual written employment or severance agreement between you and the Company, constitute the entire agreement and understanding of the parties with respect to the subject matter of this agreement, and supersede all prior understandings and agreements, whether oral or written, between the parties with respect to the specific subject matter hereof.

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14.	This Agreement shall be governed by the laws of the State of New York without giving effect to its choice of law provisions.

Thomas Weisel Partners Group, Inc.

By:
Name:
Title:

[insert name]

Signature

          If you would like to designate a beneficiary to exercise your rights under this Agreement in the event of your death, please complete your designation in the space provided below, as well as please sign and print your name and date in the space provided below, and return this Agreement to Thomas Weisel Partners Group, Inc., One Montgomery Street, San Francisco, California 94104, to the attention of Human Resources.

Beneficiary:
Participant name (print & sign):

Date: